For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
 EACXM

ACXIOM ANNOUNCES THIRD QUARTER RESULTS

Strong Momentum for Acxiom Audience Operating System™
Increasing EPS Guidance for the Year

LITTLE ROCK, Ark. – January 29, 2014 Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company, today announced financial results for its third quarter ended December 31, 2013.

Total revenue for the third quarter was $278 million, up 2 percent from $273 million for the third quarter of fiscal 2013. Income from operations for the quarter was $20 million compared to $27 million for the prior-year period. Excluding unusual items, operating income was $29 million, up 10 percent from $27 million for the same period last year. Marketing and Data Services revenue for the third quarter increased 6 percent to $207 million compared to $195 million for the third quarter of last year. IT Infrastructure Management revenue was $62 million in the recent quarter, down 11 percent as expected from $70 million in the same period last year. Earnings per diluted share attributable to Acxiom stockholders were flat at $0.19. Excluding unusual items, diluted earnings per share were $0.25, up from $0.19 a year ago.  Included in the current quarter is a tax-related adjustment which positively impacted both earnings-per-share measures by roughly $0.04 per share.

Operating cash flow was up 48 percent to $195 million for the trailing twelve-month period compared to $133 million for the same period a year ago. Free cash flow to equity was up 136 percent to $103 million for the trailing twelve-month period compared to $44 million for the same prior-year period. Free cash flow to equity for the prior-year trailing twelve-month period excludes $73 million in proceeds from the sale of the company’s background screening business. Free cash flow to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached.

A schedule outlining the impact of unusual items on the current and prior-year results is attached.

“We are thrilled with the progress made since our release of the Acxiom Audience Operating System,” said Acxiom CEO Scott Howe. “After just four months since launch, we now have more than 30 customers that are implementing or testing one or more aspects of AOS™.”

Third Quarter Highlights:

·
Acxiom and Starcom MediaVest Group (SMG) are entering into a partnership by which SMG becomes the first agency to license Acxiom Audience Operating System (AOS) and bring it to market. SMG is the largest media agency in the world.

·	Acxiom signed seven new AOS agreements during the quarter with customers in several key industries including: Financial Services, Insurance, Telecommunications and Retail.

·
Acxiom increased its share repurchase authorization from $200 million to $250 million. The company repurchased approximately 400,000 shares for $13.8 million during the quarter. Since inception of the share repurchase program in August 2011, the company has repurchased 12.3 million shares, or approximately 15 percent of the outstanding common stock, for $193 million.

·
Subsequent to quarter end, Acxiom was named “Supplier of the Year” By Media Magazine, one of the industry’s most respected publications, for its contributions to the industry with its recent launches of AOS and AboutTheData.com™.

·
On November 6th, Acxiom announced its plans to reduce its annual cost base by roughly $20 to $30 million over the next 6 to 12 months. The company is well underway on this initiative, and to date has taken steps to realize approximately $15 million in annualized cost reductions.

Segment Results:

·
Marketing and Data Services: Revenue for the third quarter was $207 million, up from $195 million for the same period a year ago. U.S. revenue increased 6 percent to $175 million in the current quarter compared to $165 million for the third quarter of last year. Income from operations for the third quarter was $23 million, up from $18 million for the prior-year period. Operating margin was 11 percent as compared to 9 percent for the third quarter of last year.

·
IT Infrastructure Management: Revenue for the third quarter decreased as expected by 11 percent to $62 million compared to $70 million for the same period a year ago. Income from operations for the recent quarter was $6 million compared to $10 million for the prior-year period. Operating margin was approximately 10 percent, down from 14 percent in the third quarter of last year.

·
Other Services: Revenue for the third quarter was $9 million, up from $8 million in the comparable prior-year period. Operating margin improved to approximately 6 percent compared to a loss in the third quarter of last year.

Financial Guidance

The following projections are forward-looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward-Looking Statements section of this press release. Our guidance excludes unusual items. Acxiom’s estimates for fiscal 2014 are as follows:

·
As previously disclosed, we expect revenue for the fiscal year to be down slightly compared to $1.099 billion in fiscal 2013. The small revenue decrease is primarily driven by an expected decline in IT Infrastructure Management revenues.

·	We now expect earnings per diluted share attributable to Acxiom stockholders to be as much as $0.82. This is an increase from our previous guidance of roughly flat compared to the prior-year period.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CST today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

Web Link to Financials

You may link to http://www.acxiom.com/FY14_Q3_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 40 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our 7,000+ global clients. For more information about Acxiom, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share for fiscal 2014, statements regarding cost base reductions, and statements regarding new customers and new product launches and capabilities. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2013, which was filed with the Securities and Exchange Commission on May 29, 2013.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	December 31,
			$	%
	2013	2012	Variance	Variance

Revenue:
Marketing and data services	206,662	195,146	11,516	5.9%
IT Infrastructure management services	62,099	69,916	(7,817)	(11.2%)
Other services	9,112	8,040	1,072	13.3%
Total revenue	277,873	273,102	4,771	1.7%

Operating costs and expenses:
Cost of revenue	210,053	208,848	(1,205)	(0.6%)
Selling, general and administrative	43,383	37,482	(5,901)	(15.7%)
Gains, losses and other items, net	4,657	(126)	4,783	3796.0%

Total operating costs and expenses	258,093	246,204	(11,889)	(4.8%)

Income from operations	19,780	26,898	(7,118)	(26.5%)
% Margin	7.1%	9.8%
Other income (expense):
Interest expense	(3,114)	(3,178)	64	2.0%
Other, net	1,484	565	919	162.7%

Total other expense	(1,630)	(2,613)	983	37.6%

Earnings before income taxes	18,150	24,285	(6,135)	(25.3%)

Income taxes	3,083	9,836	6,753	68.7%

Net earnings	15,067	14,449	618	4.3%

Less: Net loss attributable to noncontrolling interest	-	(76)	76	100.0%

Net earnings attributable to Acxiom	15,067	14,525	542	3.7%

Basic earnings per share:
Net earnings	0.20	0.19	0.01	5.3%
Net earnings attributable to Acxiom stockholders	0.20	0.20	0.00	0.0%

Diluted earnings per share:
Net earnings	0.19	0.19	0.00	0.0%
Net earnings attributable to Acxiom stockholders	0.19	0.19	0.00	0.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Nine Months Ended
	December 31,
			$	%
	2013	2012	Variance	Variance

Revenue:
Marketing and data services	595,407	586,230	9,177	1.6%
IT Infrastructure management services	198,309	210,267	(11,958)	(5.7%)
Other services	26,621	25,731	890	3.5%
Total revenue	820,337	822,228	(1,891)	(0.2%)

Operating costs and expenses:
Cost of revenue	621,953	627,323	5,370	0.9%
Selling, general and administrative	123,857	112,309	(11,548)	(10.3%)
Gains, losses and other items, net	11,044	66	(10,978)	(16633.3%)

Total operating costs and expenses	756,854	739,698	(17,156)	(2.3%)

Income from operations	63,483	82,530	(19,047)	(23.1%)
% Margin	7.7%	10.0%
Other income (expense):
Interest expense	(9,113)	(9,735)	622	6.4%
Other, net	1,238	(36)	1,274	3538.9%

Total other expense	(7,875)	(9,771)	1,896	19.4%

Earnings before income taxes	55,608	72,759	(17,151)	(23.6%)

Income taxes	17,582	28,739	11,157	38.8%

Net earnings	38,026	44,020	(5,994)	(13.6%)

Less: Net loss attributable to noncontrolling interest	(60)	(349)	289	82.8%

Net earnings attributable to Acxiom	38,086	44,369	(6,283)	(14.2%)

Basic earnings per share:
Net earnings	0.51	0.59	(0.08)	(13.6%)
Net earnings attributable to Acxiom stockholders	0.51	0.59	(0.08)	(13.6%)

Diluted earnings per share:
Net earnings	0.50	0.57	(0.07)	(12.3%)
Net earnings attributable to Acxiom stockholders	0.50	0.58	(0.08)	(13.8%)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Earnings before income taxes	18,150	24,285	55,608	72,759

Income taxes	3,083	9,836	17,582	28,739

Net earnings	15,067	14,449	38,026	44,020

Less: Net loss attributable to noncontrolling interest	-	(76)	(60)	(349)

Net earnings attributable to Acxiom	15,067	14,525	38,086	44,369

Earnings per share attributable to Acxiom stockholders:

Basic	0.20	0.20	0.51	0.59

Diluted	0.19	0.19	0.50	0.58

Unusual items:
Business separation expenses	4,897	-	7,083	-
Legal settlement accruals	1,000	-	4,200	-
Restructuring charges and other adjustments	3,657	(126)	6,844	66
Gain on investment	(2,567)	-	(2,567)	-

Total unusual items	6,987	(126)	15,560	66

Earnings before income taxes and excluding unusual items	25,137	24,159	71,168	72,825

Income taxes	5,690	9,786	23,575	28,763

Non-GAAP net earnings	19,447	14,373	47,593	44,062

Less: Net gain (loss) attributable to noncontrolling interest	-	(76)	(60)	(349)

Non-GAAP net earnings attributable to Acxiom	19,447	14,449	47,653	44,411

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.26	0.19	0.64	0.59

Diluted	0.25	0.19	0.62	0.58

Diluted weighted average shares	77,839	75,878	76,456	76,987

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Income from operations	19,780	26,898	63,483	82,530

Unusual items	9,554	(126)	18,127	66

Income from operations before unusual items	29,334	26,772	81,610	82,596

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	December 31,	December 31,
	2013	2012

Basic earnings per share:
Numerator - net earnings	15,067	14,449
Denominator - weighted-average shares outstanding	75,009	74,103
Basic earnings per share	0.20	0.19

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	15,067	14,525
Denominator - weighted-average shares outstanding	75,009	74,103
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.20	0.20

Diluted earnings per share:
Numerator - net earnings	15,067	14,449
Denominator - weighted-average shares outstanding	75,009	74,103
Dilutive effect of common stock options, warrants and restricted stock	2,830	1,775
	77,839	75,878

Diluted earnings per share	0.19	0.19

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	15,067	14,525
Denominator - weighted-average shares outstanding	75,009	74,103
Dilutive effect of common stock options, warrants, and restricted stock	2,830	1,775
	77,839	75,878

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.19	0.19

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Nine Months Ended

	December 31,	December 31,
	2013	2012

Basic earnings per share:
Numerator - net earnings	38,026	44,020
Denominator - weighted-average shares outstanding	74,155	75,195
Basic earnings per share	0.51	0.59

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	38,086	44,369
Denominator - weighted-average shares outstanding	74,155	75,195
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.51	0.59

Diluted earnings per share:
Numerator - net earnings	38,026	44,020
Denominator - weighted-average shares outstanding	74,155	75,195
Dilutive effect of common stock options, warrants and restricted stock	2,301	1,792
	76,456	76,987

Diluted earnings per share	0.50	0.57

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	38,086	44,369
Denominator - weighted-average shares outstanding	74,155	75,195
Dilutive effect of common stock options, warrants, and restricted stock	2,301	1,792
	76,456	76,987

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.50	0.58

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,
Revenue:	2013	2012

Marketing and data services	206,662	195,146
IT Infrastructure management services	62,099	69,916
Other services	9,112	8,040

Total revenue	277,873	273,102

Income from operations:

Marketing and data services	22,518	18,186
IT Infrastructure management services	6,316	9,622
Other services	500	(1,036)
Corporate	(9,554)	126

Total income from operations	19,780	26,898

Margin:

Marketing and data services	10.9%	9.3%
IT Infrastructure management services	10.2%	13.8%
Other services	5.5%	-12.9%

Total margin	7.1%	9.8%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,
Revenue:	2013	2012

Marketing and data services	595,407	586,230
IT Infrastructure management services	198,309	210,267
Other services	26,621	25,731

Total revenue	820,337	822,228

Income from operations:

Marketing and data services	51,189	59,151
IT Infrastructure management services	29,044	26,973
Other services	1,377	(3,528)
Corporate	(18,127)	(66)

Total income from operations	63,483	82,530

Margin:

Marketing and data services	8.6%	10.1%
IT Infrastructure management services	14.6%	12.8%
Other services	5.2%	-13.7%

Total margin	7.7%	10.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	March 31,		$	%
	2013	2013	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	380,908	222,974	157,934		70.8%
Trade accounts receivable, net	168,931	159,882	9,049		5.7%
Deferred income taxes	14,055	13,496	559		4.1%
Refundable income taxes	-	5,809	(5,809)		(100.0%)
Other current assets	53,405	58,935	(5,530)		(9.4%)

Total current assets	617,299	461,096	156,203		33.9%

Property and equipment	846,950	822,439	24,511		3.0%
Less - accumulated depreciation and amortization	632,172	591,687	40,485		6.8%

Property and equipment, net	214,778	230,752	(15,974)		(6.9%)

Software, net of accumulated amortization	37,063	24,471	12,592		51.5%
Goodwill	380,591	381,129	(538)		(0.1%)
Purchased software licenses, net of accumulated amortization	19,509	23,604	(4,095)		(17.3%)
Deferred costs, net	24,564	42,971	(18,407)		(42.8%)
Data acquisition costs	8,142	10,631	(2,489)		(23.4%)
Other assets, net	11,935	13,052	(1,117)		(8.6%)

	1,313,881	1,187,706	126,175		10.6%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	25,636	16,105	9,531		59.2%
Trade accounts payable	23,562	35,786	(12,224)		(34.2%)
Accrued payroll and related expenses	51,287	62,390	(11,103)		(17.8%)
Other accrued expenses	75,394	68,270	7,124		10.4%
Deferred revenue	50,149	41,388	8,761		21.2%
Income taxes	1,719	637	1,082		169.9%

Total current liabilities	227,747	224,576	3,171		1.4%

Long-term debt	297,703	237,400	60,303		25.4%

Deferred income taxes	91,823	94,918	(3,095)		(3.3%)

Other liabilities	11,253	11,444	(191)		(1.7%)

Stockholders' equity:
Common stock	12,527	12,134	393		3.2%
Additional paid-in capital	964,906	885,184	79,722		9.0%
Retained earnings	632,052	593,966	38,086		6.4%
Accumulated other comprehensive income	13,197	11,423	1,774		15.5%
Treasury stock, at cost	(937,327)	(882,959)	(54,368)		(6.2%)
Total Acxiom stockholders' equity	685,355	619,748	65,607		10.6%
Noncontrolling interest	-	(380)	380		100.0%

Total equity	685,355	619,368	65,987		10.7%

	1,313,881	1,187,706	126,175		10.6%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,

	2013	2012

Cash flows from operating activities:
Net earnings	15,067	14,449
Non-cash operating activities:
Depreciation and amortization	25,608	29,363
Gain on disposal or impairment of assets	(2,567)	-
Loss on early extinguishment of debt	664	-
Deferred income taxes	(3,138)	(2,962)
Non-cash stock compensation expense	3,455	3,103
Changes in operating assets and liabilities:
Accounts receivable	7,395	(15,867)
Other assets	6,646	5,492
Deferred costs	(89)	(326)
Accounts payable and other liabilities	8,114	5,525
Deferred revenue	2,617	(234)
Net cash provided by operating activities	63,772	38,543
Cash flows from investing activities:
Capitalized software	(5,495)	(5,443)
Capital expenditures	(6,700)	(10,260)
Data acquisition costs	(1,786)	(2,766)
Payments from investments	3,633	-
Net cash used by investing activities	(10,348)	(18,469)
Cash flows from financing activities:
Proceeds from debt	300,000	-
Payments of debt	(220,934)	(6,252)
Fees for debt refinancing	(4,370)	-
Sale of common stock	50,547	2,128
Acquisition of treasury stock	(13,826)	(18,256)
Acquisition of NCI	(600)	-
Net cash used by financing activities	110,817	(22,380)
Effect of exchange rate changes on cash	51	122

Net change in cash and cash equivalents	164,292	(2,184)
Cash and cash equivalents at beginning of period	216,616	188,404
Cash and cash equivalents at end of period	380,908	186,220

Supplemental cash flow information:
Cash paid during the period for:
Interest	3,281	3,178
Income taxes	4,766	12,104
Payments on capital leases and installment payment arrangements	1,675	4,002
Payments on software and data license liabilities	-	78
Other debt payments, excluding line of credit	4,259	2,172
Prepayment of debt	215,000	-

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,

	2013	2012

Cash flows from operating activities:
Net earnings	38,026	44,020
Non-cash operating activities:
Depreciation and amortization	76,127	89,594
Loss (gain) on disposal or impairment of assets	(2,567)	25
Loss on early extinguishment of debt	664	-
Deferred income taxes	(3,666)	(6,428)
Non-cash stock compensation expense	10,344	8,906
Changes in operating assets and liabilities:
Accounts receivable	1,531	(13,925)
Other assets	6,791	756
Deferred costs	(89)	(1,600)
Accounts payable and other liabilities	(12,553)	(32,607)
Deferred revenue	6,534	(12,830)
Net cash provided by operating activities	121,142	75,911
Cash flows from investing activities:
Capitalized software	(19,109)	(13,190)
Capital expenditures	(24,889)	(21,976)
Data acquisition costs	(4,660)	(6,464)
Payments from investments	3,633	-
Net cash used by investing activities	(45,025)	(41,630)
Cash flows from financing activities:
Proceeds from debt	300,000	-
Payments of debt	(230,167)	(19,790)
Fees for debt refinancing	(4,370)	-
Sale of common stock	69,106	7,863
Acquisition of treasury stock	(52,663)	(65,356)
Acquisition of NCI	(600)	-
Contingent consideration paid for prior acquisitions	-	(287)
Net cash used by financing activities	81,306	(77,570)
Effect of exchange rate changes on cash	511	(139)

Net change in cash and cash equivalents	157,934	(43,428)
Cash and cash equivalents at beginning of period	222,974	229,648
Cash and cash equivalents at end of period	380,908	186,220

Supplemental cash flow information:
Cash paid during the period for:
Interest	9,267	9,678
Income taxes	15,774	48,268
Payments on capital leases and installment payment arrangements	6,914	12,948
Payments on software and data license liabilities	-	337
Other debt payments, excluding line of credit	8,253	6,505
Prepayment of debt	215,000	-
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	-	2,157

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	12/31/13	YTD FY2014	TTM 12/31/12	TTM 12/31/13

Net cash provided (used) by operating activities	(1,867)	39,235	38,543	74,221	150,132	16,849	40,521	63,772	121,142	132,354	195,363

Less:
Disposition of operations	-	-	-	-	-	-	-	-	-	73,468	-
Payments for investments	-	-	-	-	-	-	-	3,633	3,633	-	3,633
Capitalized software	(3,673)	(4,074)	(5,443)	(6,689)	(19,879)	(5,954)	(7,660)	(5,495)	(19,109)	(15,285)	(25,798)
Capital expenditures	(3,538)	(8,178)	(10,260)	(16,515)	(38,491)	(8,920)	(9,269)	(6,700)	(24,889)	(34,420)	(41,404)
Data acquisition costs	(2,302)	(1,396)	(2,766)	(2,106)	(8,570)	(1,961)	(913)	(1,786)	(4,660)	(10,227)	(6,766)
Payments on capital leases and installment payment arrangements	(4,562)	(4,384)	(4,002)	(3,566)	(16,514)	(2,900)	(2,339)	(1,675)	(6,914)	(17,592)	(10,480)
Other required debt payments	(2,294)	(2,298)	(2,250)	(3,515)	(10,357)	(1,990)	(2,004)	(4,259)	(8,253)	(11,306)	(11,768)

Total	(18,236)	18,905	13,822	41,830	56,321	(4,876)	18,336	47,490	60,950	116,992	102,780

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

										Q3 FY14 to Q3 FY13
	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	12/31/13	YTD FY2014%		$
Revenue:
Marketing and data services	192,482	198,602	195,146	202,510	788,740	187,793	200,952	206,662	595,407	5.9%	11,516
IT Infrastructure management services	70,290	70,061	69,916	65,202	275,469	69,385	66,825	62,099	198,309	-11.2%	(7,817)
Other services	8,887	8,804	8,040	9,419	35,150	9,015	8,494	9,112	26,621	13.3%	1,072
Total revenue	271,659	277,467	273,102	277,131	1,099,359	266,193	276,271	277,873	820,337	1.7%	4,771

Operating costs and expenses:
Cost of revenue	209,311	209,164	208,848	213,317	840,640	204,506	207,394	210,053	621,953	0.6%	1,205
Selling, general and administrative	36,764	38,063	37,482	41,681	153,990	37,615	42,859	43,383	123,857	15.7%	5,901
Gains, losses and other items, net	160	32	(126)	1,944	2,010	-	6,387	4,657	11,044	-3796.0%	4,783

Total operating costs and expenses	246,235	247,259	246,204	256,942	996,640	242,121	256,640	258,093	756,854	4.8%	11,889

Income from operations	25,424	30,208	26,898	20,189	102,719	24,072	19,631	19,780	63,483	-26.5%	(7,118)
% Margin	9.4%	10.9%	9.8%	7.3%	9.3%	9.0%	7.1%	7.1%	7.7%
Other expense
Interest expense	(3,240)	(3,317)	(3,178)	(2,959)	(12,694)	(3,019)	(2,980)	(3,114)	(9,113)	-2.0%	64
Other, net	(547)	(54)	565	188	152	104	(350)	1,484	1,238	162.7%	919
Total other expense	(3,787)	(3,371)	(2,613)	(2,771)	(12,542)	(2,915)	(3,330)	(1,630)	(7,875)	-37.6%	983

Earnings before income taxes	21,637	26,837	24,285	17,418	90,177	21,157	16,301	18,150	55,608	-25.3%	(6,135)
Income taxes	8,438	10,465	9,836	4,319	33,058	8,062	6,437	3,083	17,582	-68.7%	(6,753)

Net earnings	13,199	16,372	14,449	13,099	57,119	13,095	9,864	15,067	38,026	4.3%	618

Less: Net gain (loss) attributable
to noncontrolling interest	(134)	(139)	(76)	(139)	(488)	(85)	25	-	(60)	-100.0%	76

Net earnings attributable to Acxiom	13,333	16,511	14,525	13,238	57,607	13,180	9,839	15,067	38,086	3.7%	542

Diluted earnings per share - net earnings attributable
to Acxiom stockholders	0.17	0.21	0.19	0.18	0.75	0.17	0.13	0.19	0.50	0.0%	0.00

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

										Q3 FY14 to Q3 FY13
	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	12/31/13	YTD FY2014%		$

Revenue:

Marketing and data services	192,482	198,602	195,146	202,510	788,740	187,793	200,952	206,662	595,407	6%	11,516
IT Infrastructure management services	70,290	70,061	69,916	65,202	275,469	69,385	66,825	62,099	198,309	-11%	(7,817)
Other services	8,887	8,804	8,040	9,419	35,150	9,015	8,494	9,112	26,621	13%	1,072

Total revenue	271,659	277,467	273,102	277,131	1,099,359	266,193	276,271	277,873	820,337	2%	4,771

Marketing and data services	18,703	22,262	18,186	20,866	80,017	12,657	16,014	22,518	51,189	24%	4,332
IT Infrastructure management services	8,831	8,520	9,622	2,357	29,330	10,761	11,967	6,316	29,044	-34%	(3,306)
Other services	(1,950)	(542)	(1,036)	(1,090)	(4,618)	654	223	500	1,377	-148%	1,536
Corporate	(160)	(32)	126	(1,944)	(2,010)	-	(8,573)	(9,554)	(18,127)	-7683%	(9,680)

Total income from operations	25,424	30,208	26,898	20,189	102,719	24,072	19,631	19,780	63,483	-26%	(7,118)

Margin:

Marketing and data services	9.7%	11.2%	9.3%	10.3%	10.1%	6.7%	8.0%	10.9%	8.6%
IT Infrastructure management services	12.6%	12.2%	13.8%	3.6%	10.6%	15.5%	17.9%	10.2%	14.6%
Other services	-21.9%	-6.2%	-12.9%	-11.6%	-13.1%	7.3%	2.6%	5.5%	5.2%

Total	9.4%	10.9%	9.8%	7.3%	9.3%	9.0%	7.1%	7.1%	7.7%